United States
Securities and Exchange Commission

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 29, 2006

Nature’s Sunshine Products, Inc.

(Exact name of registrant as specified in its charter)

Utah	0-8707	87-0327982
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

75 East 1700 South

Provo, Utah  84606

(Address of principal executive offices) (Zip Code)

(801) 342-4300

(Registrant’s telephone number, including area code)

Check the appropriate box below if the form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 to Form 8-K):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 24.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 40.13e-4(c))

Item 1.01                     Entry into a Material Definitive Agreement

Nature’s Sunshine Products, Inc. (the “Company”) is a party to a consulting agreement with Robert K. Bowen and employment agreements with each of Greg Halliday and Robert Shaffer, a description of which are included in Item 5.02 below and incorporated in this Item by reference.

Item 4.01                     Change in Registrant’s Certifying Accountant

On March 31, 2006, the Company received a letter from KPMG LLP (“KPMG”) after business hours pursuant to which KPMG resigned as the Company’s independent registered public accounting firm.  A copy of the KPMG letter is attached to this Form 8-K as Exhibit 99.1.

As previously disclosed, an investigation regarding the Company is currently being overseen by a Special Committee appointed by the Audit Committee.  The Audit Committee has engaged a nationally recognized independent law firm to assist in the investigation and the law firm, in turn, engaged a nationally recognized independent accounting firm to provide further assistance.  On March 15, 2006, the Audit Committee received an oral preliminary report (the “Preliminary Report”) from the independent law firm and the independent accounting firm assisting in the investigation (the “Investigative Team”) on the findings of the investigation to date.  The Preliminary Report indicated that the Company had certain internal control weaknesses and had engaged in potential violations of law.  The Preliminary Report also contained remedial measures recommended to be taken by the Company in connection with the issues raised in the investigation.  Representatives of KPMG were present for the Preliminary Report by the Investigative Team.  Based on the Preliminary Report, the Audit Committee, in consultation with KPMG, determined that certain of the Company’s previously issued financial statements should no longer be relied upon and reported such determination in a Current Report on Form 8-K filed on March 20, 2006, although the exact amount of any errors and the periods to which they relate had not been determined and finalized.  On March 22, 2006, the Audit Committee met with the Investigative Team to further discuss the Preliminary Report and the status of the investigation and representatives KPMG attended the meeting.

On March 24, 2006, KPMG requested a meeting with the members of the Audit Committee other than Franz Cristiani, the then Chairman of the Audit Committee, which was held on March 26, 2006.  At the March 26th meeting, KPMG informed the members of the Company’s Board present that, based on its interpretation of the findings presented in the Preliminary Report and subsequent meetings with the Audit Committee and the Investigative Team, KMPG required that (i) all of the recommended remedial measures in the Preliminary Report be implemented and, on or before April 10, 2006, the Company provide KPMG with a plan of remediation covering the implementation of such measures; (ii) the Board be enhanced to add additional independent members; and (iii) Franz Cristiani be removed from the Board by the end of the day March 28, 2006.  The Board members then requested that they be given until April 10, 2006 (the day on which the remediation plan was due to KPMG) to make a determination with regard to the removal of Mr. Cristiani given that the Investigative Team only recommended that Mr. Cristiani be replaced as the Chairman of the Audit Committee not that he be removed from the Audit Committee or the Board.  KPMG indicated they would take the request under consideration.

On the evening of March 27, 2006, KPMG sent a letter to the Chairman of the Board indicating that KPMG believed that, by the close of business on March 29, 2006, Mr. Faggioli,

the then Chief Executive Officer of the Company, must be terminated and Mr. Cristiani must be removed from the Board and that KPMG might find it necessary to resign as the Company’s independent auditors if the appropriate remedial measures were not taken.  A copy of the March 27th letter is attached to this Form 8-K as Exhibit 99.2.

On March 29, 2006, Franz Cristiani was replaced by Larry Deppe as the Chairman of the Audit Committee.  In addition, as described in Item 5.02 below, pending the conclusion of the investigation, Douglas Faggioli stepped down as President, Chief Executive Officer and Director of the Company and the functions of President and Chief Executive Officer were assigned to an executive committee consisting of four officers of the Company.  The Investigative Team and the Special Committee agreed that replacing Mr. Cristiani with Mr. Deppe and the interim steps regarding Mr. Faggioli were appropriate and consistent with their recommendations.  In addition, on March 29th, Robert K. Bowen, a consultant to the Audit Committee acting as a member of the Special Committee, was elected to the Board and appointed to the Audit Committee.  The Company sent a letter to KPMG on March 29th indicating that (i) the Company planned to provide KPMG with a plan of remediation on or before April 10th; (ii) the Company had added Mr. Bowen to the Board in an effort to enhance the Board; and (iii) actions consistent with the recommendations made by the Investigative Team had been taken with respect to Messrs. Cristiani and Faggioli.  The Company’s March 29th letter to KPMG is attached to this 8-K as Exhibit 99.3.

On March 30, 2006, after further discussion with KPMG, during which KPMG insisted that the immediate removal of Mr. Cristiani from the Board and termination of Mr. Faggioli were necessary, the Board of Directors met and, in the interest of resolving the matter with KPMG, Franz Cristiani offered to resign from the Board.  Representatives of the Board presented Mr. Cristiani’s proposed resignation and reaffirmed Mr. Faggioli’s limited, non-executive role at the Company pending the investigation’s outcome to representatives of KPMG on the afternoon of March 30th.  On the evening of March 30th KPMG indicated that Mr. Faggioli’s continuing as an employee, even though in line with the recommendation of the Independent Investigators, was not acceptable and that, in addition to Mr. Cristiani’s resigning, Mr. Faggioli would need to be terminated as an employee by 5:00 p.m. Mountain Standard Time on March 31, 2006 or KPMG would resign as the Company’s independent auditors.  The Company’s Board met on March 31, 2006 to discuss KPMG’s position and the Board subsequently asked for an extension until Monday, April 3, 2006, to provide KPMG with its decision.  KPMG did not grant the extension. Instead, on the evening of March 31, 2006, KPMG tendered its resignation.

Because of its previously disclosed ongoing internal investigation, the Company has not yet filed a Form 10-K for the fiscal year ended December 31, 2005 and KPMG did not complete its audit of the Company’s financial statements at and for the fiscal year ended December 31, 2005.  The reports of KPMG on the consolidated financial statements of the Company as of and for the fiscal years ended December 31, 2004 and 2003, did not contain an adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles except that:

•                                          The reports of KPMG for both the fiscal year ended December 31, 2004 and the fiscal year ended December 31, 2003 indicate that KPMG did not audit the financial statements of Nature’s Sunshine Korea, Ltd., a wholly owned subsidiary of the Company, as of December 31, 2002 and for the year then ended, that such statements were audited by other auditors whose report was furnished to KPMG, and KPMG’s opinion, insofar as it relates to the amounts included for Nature’s Sunshine Korea, Ltd. as of December 31, 2002 and for the year then ended, is based solely on the report of other auditors.

•                                          The report of KPMG for the fiscal year ended December 31, 2003 indicates that the consolidated statements of income and comprehensive income, shareholders’ equity, and cash flows for the year ended December 31, 2001 were audited by other auditors who have ceased operations and that those auditors, based in part on the report of other auditors, “expressed an unqualified opinion on those financial statements, before the reclassification described in Note 1 to the consolidated financial statements, in their report dated February 7, 2002.”

•                                          The report of KPMG for the fiscal year ended December 31, 2003 was modified as follows: “As discussed in Note 1 to the consolidated financial statements, the Company has restated its financial statements for the year ended December 31, 2002” and “As described in Note 1, the 2001 financial statements have been reclassified to reflect the adoption of Emerging Issues Task Force Issue No. 01-9, ‘Accounting for Consideration Given by a Vendor to a Customer (Including a Reseller of the Vendor’s Products),’ which was adopted by the Company as of January 1, 2002.  We audited the reclassification adjustments and, in our opinion, such adjustments are appropriate and were properly applied.  However, we were not engaged to audit, review or apply any procedures to the 2001 consolidated financial statements of Nature’s Sunshine Products, Inc. other than with respect to such adjustments and accordingly, we do not express an opinion or any other form of assurance on the 2001 financial statements taken as a whole.”

Representatives of KPMG have discussed with the Audit Committee that, because of the issues outlined in the Preliminary Report, KPMG can no longer rely on management’s representations previously delivered to KPMG and the issues raised in the investigation may impact the reliability of KPMG’s previously issued audit reports.  In addition, in its March 31st letter and in previous discussions, KPMG indicated that the potential illegal acts uncovered in the investigation appear to have had a material effect on the financial statements of the Company.  As discussed above, the Audit Committee conferred with KPMG about the impact of the issues raised in the Preliminary Report on the Company’s financial statement and determined that certain of the Company’s previously issued financial statements should no longer be relied upon although the exact amount of any errors and the periods to which they relate had not been determined and finalized.

Except to the extent discussed above in this Form 8-K, for the fiscal years ended December 31, 2003 and December 31, 2004 and through the date of this report, there were no disagreements with KPMG on any matter of accounting principles or practices, financial statement disclosure or audit scope or procedure which, if not resolved to the satisfaction of KPMG, would have caused it to make reference to the subject matter of such disagreement in its reports on the financial statements for such fiscal years.  Nor, except to the extent discussed above in this Form 8-K, were there any reportable events within the meaning of Item 304(a)(1)(v) of Regulation S-K for the fiscal years ended December 31, 2003 and December 31, 2004 and through the date of this report.  With respect to the matters discussed above in this

Form 8-K, the Audit Committee has authorized KPMG to respond fully to inquiries of any successor accountant.

The Company is in the process of obtaining a new independent registered public accounting firm.

The Company has provided KPMG a copy of this Form 8-K and requested KPMG to furnish a letter addressed to the Securities and Exchange Commission stating whether it agrees with the statements made herein, and, if not, stating the respects in which it does not agree.  The Company has requested that KPMG provide such letter as soon as possible, so that the Company can file such letter as an Exhibit to this Current Report on an amended Form 8-K within ten (10) business days after the date this report is filed with the Securities and Exchange Commission.

Item 5.02                     Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On March 29, 2006, pending the conclusion of the ongoing internal investigation regarding the Company, Douglas Faggioli stepped down as President, Chief Executive Officer and Director of the Company.  During this interim period, Mr. Faggioli will continue as an employee of the Company and the functions of President and Chief Executive Officer will be carried out by an executive committee (the “Executive Committee”) appointed by the Company’s Board on March 29, 2006.  The Executive Committee consists of Stephen M. Bunker, John R. DeWyze, Greg Halliday and Robert Shaffer and will be overseen by Kristine Hughes as Chairman of the Company’s Board.

Mr. Bunker, who is 48 years old, joined the Company on March 27, 2006 as the Chief Financial Officer, Vice President of Finance and Treasurer.  Prior to joining the Company, Mr. Bunker was Vice President of Finance and Treasurer of Geneva Steel LLC and its predecessor, Geneva Steel Company, since July 2001 where he had broad accounting and financial responsibilities.  He joined Geneva’s predecessor company in September 1990 as Corporate Controller.  Geneva Steel LLC and its predecessor, Geneva Steel Company, were in the steel production business.  A Certified Public Accountant, Mr. Bunker previously was in accounting and audit with Arthur Andersen LLP in Salt Lake City, Utah for six years.   Mr. Bunker’s current salary is $175,000.

The Company is in the process of finalizing the terms of an employment agreement with Mr. Bunker and will file a brief description of the terms of such agreement by amendment to its Current Report on Form 8-K filed on March 28, 2006 when the agreement is finalized.

Mr. DeWyze, who is 49 years old, is Executive Vice President and Vice President of Operations of the Company. Mr. DeWyze was named Executive Vice President in 2002 and has been Vice President of Operations since 1997.  He began his employment with the Company in 1995.  From 1982 to 1995, Mr. DeWyze was employed by Bristol-Myers Squibb. Mr. DeWyze’s current salary is $187,000.

Mr. Halliday, who is 41 years old, was appointed as President — Nature’s Sunshine Products U.S. by the Board on March 29, 2006, and, prior to such appointment, served as Vice President, U.S. Sales and Marketing of the Company since 2001.  Mr. Halliday’s current salary is

$163,000.  Mr. Halliday’s brother-in-law, Craig Dalley, is the Executive Director of English Sales of the Company and receives a current base salary of $91,008 and received total compensation of $128,704 in 2005.

Mr. Shaffer, who is 50 years old, was appointed as President — Nature’s Sunshine Products International by the Board on March 29, 2006, and, prior to such appointment, served as Vice President, International of the Company since 2002 and Executive Director, International from 1997 to 2001.  Mr. Shaffer’s current salary is $168,000.

Each of Messrs. DeWyze, Halliday and Shaffer has entered into employment agreements with the Company.  Each such employment agreement provides for the payment of an annual base salary to the officer as well as certain employee benefits and makes the officer eligible to receive discretionary cash bonuses and stock option awards.   Each employment agreement has a one-year term that renews automatically unless terminated by the Company or the officer.  In the event that the Company terminates or does not renew the officer’s employment without cause (as defined in the agreement) or the officer’s employment terminates as a result of death or incapacity, the officer is entitled to receive his base salary for twelve months.  In addition, if the officer’s employment is terminated without cause, he shall receive continued coverage under the Company’s medical and insurance plans for twelve months.  The officer agrees not to disparage the Company during the term of the employment agreement.  In addition, under the employment agreement, for a period ending one year after the later of the termination of his employment or the date the last severance payment was paid (or would have been paid but for his breach of the agreement or termination for cause) under the agreement, the officer agrees not to solicit any person under contract with the Company or any of the Company’s customers and not to compete with the Company in countries where it does business.  The Company can extend this period for up to an additional year if it pays the officer an amount equal to his base salary during this extension.

Mrs. Hughes was a co-founder in 1972 of Hughes Development Corporation, a predecessor of the Company, and has served as an officer or director of the Company and/or its predecessors since 1980.  Mrs. Hughes serves on several civic and community boards.  The fees paid to Mrs. Hughes for her services as Chairman of the Board during Fiscal 2006 are expected to be $137,584.  Mrs. Hughes is the wife of Eugene L. Hughes, one of the Company’s founders and directors who is also a non-executive employee of the Company and currently receives a salary of $203,000.  Kenneth Fugal, Mrs. Hughes’ brother, is the Employee Director of Research and Development and receives a current base salary of $101,940 and received total compensation of $116,359 in 2005.  Kent Hastings, the son-in-law of Mrs. Hughes, is the Company’s Employee Director of International Compensation Analysis and currently receives a salary of $93,206 and received total compensation of $124,405 in 2005.

On March 29, 2006, the Board elected Robert K. Bowen to serve on the Company’s Board of Directors.  Mr. Bowen was also named to the Audit Committee of the Company’s Board of Directors.  The annual fees to be paid to Mr. Bowen for his services as a Board member during Fiscal 2006 are expected to be $23,625.  A Certified Public Accountant, Mr. Bowen has been a partner at the accounting firm of Hansen, Barnett & Maxwell, P.C. (“Hansen”) since 1980.

Since January of 2006, Mr. Bowen has been a consultant to the Audit Committee serving as a member of the Special Committee overseeing the ongoing internal investigation regarding the Company.  However, upon election to the Board and appointment to the Audit Committee, Mr. Bowen’s consulting relationship terminated.  In connection with his consulting role, Mr. Bowen entered into a consulting agreement with the Audit Committee, the Company and Hansen.  Pursuant to the consulting agreement, Mr. Bowen is entitled to receive $200 an hour for his services and receive reimbursement for expenses.  Mr. Bowen’s total consulting fees are estimated to be less than $20,000.  In addition, Mr. Bowen and Hansen agreed to keep information regarding the Company confidential and the Company agreed to indemnify Mr. Bowen and Hansen to the full extent permitted by the Utah Revised Business Corporation Act and the Company’s Bylaws.

Item 5.03       Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Effective March 29, 2006, the Amended and Restated Bylaws of the Company were amended by the Board of Directors to change to permit the Board to appoint an executive committee overseen by the Chairman of the Board to perform the functions of any office of the Company.  Previously, the Company’s Bylaws only provided for individuals to hold office.

Item 8.01       Other Events.

The Company has begun the process of implementing the remedial measures recommended in the Preliminary Report.  In that regard, the Company is working with a nationally recognized executive search firm to locate a Chief Compliance Officer and is considering candidates for an in-house General Counsel position.  In addition, six employees have resigned or been terminated in connection with the investigation and the Company has hired a new Chief Financial Officer and certain other employees in the finance department.  The Company is also in the process of developing a plan for the implementation of the other remedial measures recommended by the Investigative Team.

The Company previously reported in its Current Report on Form 8-K filed March 20, 2006 that it was considering seeking a further extension from the Nasdaq Listing Qualifications Panel (the “Panel”) to file its complete Form 10-Q for the quarter ended September 30, 2006 with the Securities and Exchange Commission and an extension to file its Annual Report on Form 10-K for the fiscal year ended December 31, 2005 with the Securities and Exchange Commission.  Because the Company cannot reasonably determine whether it will file the complete 10-Q by April 19, 2006, the latest extension that the Panel can grant under the Marketplace Rules for the 10-Q, the Company has not sought any further filing extensions and expects its common stock to be delisted from the Nasdaq National Market in the immediate future.

Item 9.01       Financial Statements and Exhibits.

(d)           The following exhibit is being furnished herewith:

                                                3.1           Amendment to the Company’s Amended and Restated Bylaws, effective March 29, 2006.

                                                99.1         Letter from KPMG to the Company, dated March 31, 2006.

                                                99.2         Letter from KPMG to the Company, dated March 27, 2006.

                                                99.3         Letter from KPMG to the Company, dated March 29, 2006.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

April 3, 2006

By:

NATURE’S SUNSHINE PRODUCTS, INC.

/s/ Stephen M. Bunker
Name:	Stephen M. Bunker
Title:	Chief Financial Officer, Vice President of Finance and Treasurer of the Company

EXHIBIT LIST

Exhibit No.	Description
3.1	Amendment to the Company’s Amended and Restated Bylaws, effective March 29, 2006.
99.1	Letter from KPMG to the Company, dated March 31, 2006.
99.2	Letter from KPMG to the Company, dated March 27, 2006.
99.3	Letter from KPMG to the Company, dated March 29, 2006.